Exhibit 99.1

                       Forward Air Corporation Announces
                      Accelerated Vesting of Stock Options


    GREENEVILLE, Tenn.--(BUSINESS WIRE)--Dec. 15, 2005--Forward Air Corporation (NASDAQ:FWRD) today announced that its Board of Directors approved the accelerated vesting of all of the Company's outstanding and unvested stock options awarded to employees, officers and non-employee directors under the Company's stock option award programs, effective December 31, 2005. The action to accelerate the unvested stock options was taken in accordance with the applicable provisions of the Company's stock option plans.
    The primary purpose of the accelerated vesting of these options was to eliminate future compensation expense the Company would otherwise recognize in its statement of operations with respect to these options upon the adoption of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123R (Revised
2004) Share-Based Payment ("SFAS 123R"). SFAS 123R, which is required to be adopted by the Company on January 1, 2006, will require that compensation expense associated with stock options be recognized in the statement of operations, rather than disclosed as a footnote to the Company's consolidated financial statements.
    The Company expects that the accelerated vesting of these options will result in the recording of a non-cash compensation expense of approximately $1.0 million in the Company's fourth quarter. As a result of the acceleration, the Company expects to reduce the stock option expense it otherwise would be required to record in connection with the accelerated options by approximately $8.6 million over the next three years. In addition, in order to prevent executive officers from unintended personal benefits, the Company's executive officers have agreed to the imposition of certain restrictions on the transferability of any shares received through the exercise of accelerated options. These restrictions will prevent the sale of any shares received from the exercise of an accelerated option until the earlier of the original vesting date of the option or the executive officer's termination of employment.

    About Forward Air

    Forward Air is a high-service-level contractor to the air cargo industry providing time-definite ground transportation services through a network of 81 terminals located on or near major airports in the United States and Canada. The Company provides these services as a cost-effective alternative to air transportation of cargo that must be delivered at a specific time but is relatively less time-sensitive than traditional air freight or when air transportation is not economical.

    Important Information

    This press release contains "forward-looking statements," as defined in Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical information or statements of current condition and relate to future events or our future financial performance. Some forward-looking statements may be identified by use of such terms as "believes," "anticipates," "intends," "plans," "estimates," "projects" or "expects." Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, our inability to maintain our historical growth rate because of a decreased volume of freight moving through our network or decreased average revenue per pound of freight moving through our network, increasing competition and pricing pressure, surplus inventories, loss of a major customer, the creditworthiness of our customers and their ability to pay for services rendered, our ability to secure terminal facilities in desirable locations at reasonable rates, the inability of our information systems to handle an increased volume of freight moving through our network, changes in fuel prices, claims for property damage, personal injuries or workers' compensation, employment matters including rising health care costs, enforcement of and changes in governmental regulations, environmental and tax matters, the handling of hazardous materials, the availability and compensation of qualified independent owner-operators and freight handlers needed to serve our transportation needs and our inability to successfully integrate acquisitions. As a result of the foregoing, no assurance can be given as to future financial condition, cash flows or results of operations. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

    CONTACT: Forward Air Corporation, Greeneville
             Andrew C. Clarke, 423-636-7000
             aclarke@forwardair.com